UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2009

BRT REALTY TRUST
(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of		I.D. No.)
incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York    11021
 (Address of principal executive offices)                      (Zip code)

        Registrant's telephone number, including area code     516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 26, 2009, registrant filed a Current Report on Form 8-K relating to its special dividend to be paid on October 30, 2009, to shareholders of record as of September 30, 2009, and attached a copy of a press release as Exhibit 99.1 to such Current Report.  Due to an inadvertent data entry error in the computer program used to calculate the number of shares to be issued in the dividend and the amount of cash per share to be paid to those shareholders electing to receive cash, the press release contained three minor mistakes.  The press release incorrectly stated that BRT would be issuing 2,437,366 of its common shares in the dividend.  The correct number of common shares that BRT will be issuing in the dividend is 2,437,352.  Additionally, the press release incorrectly stated that BRT would pay a special dividend of $.2317959 per share in cash and $.9182041 per share in stock to those shareholders electing to receive cash.  The correct information is that BRT will pay a special dividend of $.2268042 per share in cash and $.9231958 per share in stock to those shareholders electing to receive cash.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

Date: October 30, 2009	By:	Simeon Brinberg
Simeon Brinberg
Senior Vice President